Exhibit 10.1

EXECUTION COPY

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (“Settlement Agreement”) sets out the complete agreement and understanding between TRIMERIS, INC. (the “Company”) and STEVEN SKOLSKY (the “Executive” or “Mr. Skolsky”) regarding the termination of Executive’s employment with the Company.

WHEREAS, Mr. Skolsky has been employed by the Company since September 8, 2004; and

WHEREAS, on November 14, 2006, the Company delivered to the Executive a notice of termination without Cause (as defined in that certain Separation and Severance Agreement dated as of the 8th day of September, 2004 between the Company and Executive (the “Severance Agreement”) terminating the Executive’s employment with the Company 60 days thereafter;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Separation Date. Mr. Skolsky ceased to be Chief Executive Officer of the Company as of November 14, 2006 and his employment with the Company shall terminate effective with the close of business on January 15, 2007 (the “Separation Date”). Prior to the Separation Date, the Executive shall continue to perform such executive level and transition duties with the Company as shall be reasonably requested by the Chairman of the Company’s Board of Directors or the new Chief Executive Officer of the Company.

2. Resignation from Officer and Board Positions. Mr. Skolsky hereby resigns, effective as of the date hereof, from his position on the Company’s Board of Directors and from any and all positions as an officer or director of any of the Company’s subsidiaries or affiliates.

3. Execution of this Settlement Agreement. The Company hereby advises Mr. Skolsky to consult with an attorney of his own choosing before signing this Settlement Agreement and the Supplemental Release and he may take 21 calendar days to do so (although Mr. Skolsky may voluntarily sign this Settlement Agreement before the end of the 21-day period). Mr. Skolsky must execute and return this Settlement Agreement to Michael Alrutz, c/o Trimeris, Inc., 3500 Paramount Parkway, Morrisville, NC 27560, no later than 5:00 pm EST on December 19, 2006 and must execute and return the Supplemental Release no earlier than 5:00 pm EST on January 15, 2007 and no later than 5:00 pm EST on January 17, 2007, to the same address.

4. Payments and Rights.

(a) On the Separation Date, Mr. Skolsky shall be entitled to receive the Accrued Amounts and Rights (as defined in Section 5(c) of the employment agreement between the Executive and the Company, dated as of September 4, 2004 (the “Employment Agreement”)). The Company shall pay the Executive any payment portion of the Accrued Amounts and Rights on the Separation Date; provided that, payment of any bonus for 2006 shall be paid when bonuses are paid to other senior executives of the Company but in no event later than March 15, 2007.

(b) The Company shall continue to provide Mr. Skolsky with his benefits pursuant to Section 4(a) of the Employment Agreement through the Separation Date (with the medical coverage provided through continuation health coverage as of December 1, 2006 because of reduced hours), including, without limitation, the financial planning and tax preparation provided therein. In addition, Mr. Skolsky shall continue to accrue vacation ratably under Section 4(b) of the Employment Agreement through the Separation Date. No bonus shall be paid for any service after December 31, 2006.

(c) Mr. Skolsky’s stock options and restricted stock shall become partially vested on the Separation Date pursuant to the terms of the applicable grant agreements referenced in Section 3(c) of the Employment Agreement, any remaining unvested stock options and restricted stock under Section 3(c) and otherwise shall then immediately expire and be forfeited, and all of his then vested stock options shall be exercisable in accordance with the terms of the applicable grant agreements.

(d) Assuming Mr. Skolsky executes and does not revoke this Settlement Agreement and the Supplemental Release, the Company shall pay and provide Mr. Skolsky the payments and benefits described in Section 3 of the Severance Agreement. In accordance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) payments owed by the Company to the Executive pursuant to Section 3(a) of the Severance Agreement will be delayed to the extent the Company considers necessary to avoid the imposition of any accelerated or additional tax to the Executive under Section 409A until the day that is six months plus one day after the Separation Date or such earlier date as permitted under Section 409A (the “New Payment Date”) and provided that in no event shall any payments begin sooner than the eighth day following execution of this Settlement Agreement. (Mr. Skolsky agrees that, absent new and contrary guidance from the Internal Revenue Service before the New Payment Date, no amounts in Section 3(a) of the Severance Agreement shall be paid before the New Payment Date, except that the six-month payment delay shall not apply if he dies before the New Payment Date.) The aggregate of any payments that otherwise would have been paid to Executive during the period between the Separation Date and the New Payment Date pursuant to Section 3(a) of the Severance Agreement shall be paid to the Executive in a lump sum on such New Payment Date. Thereafter, the payments pursuant to Section 3 of the Severance Agreement that remain outstanding as of the day immediately following the New Payment Date shall be paid ratably and without delay in accordance with the Company’s regular payroll practices for the remainder of the period set forth in Section 3 of the Severance Agreement. The medical coverage provided in Section 3(b) of the Severance Agreement will consist of COBRA continuation coverage for the period COBRA applies (beginning, as indicated above in Section 4(b) of this Settlement Agreement at December 1, 2006 and running until May 14, 2008 or such earlier date as of which he ceases to be eligible under COBRA (or extended, as applicable for a second qualifying event under Code Section 4980B). During such coverage (but not beyond the Salary Continuation Period as defined in the Severance Agreement), the Company will pay directly the portion of the premiums it paid for him while employed. The parties anticipate that the direct payment of premiums will not be taxable to the Executive, but, if Internal Revenue Service prevails in a position to the contrary, the Company will pay any income taxes applicable to the payment of the premiums and the payments pursuant to this sentence (but not interest and penalties due from Mr. Skolsky); provided that, to the extent necessary to avoid the imposition of any accelerated or additional tax to the Executive under Section 409A, such payments of income taxes shall be delayed until the New Payment Date and the aggregate of any such payments that otherwise would have been paid to Executive during the period between the Separation Date and the New Payment Date shall be paid to the Executive in a lump sum on such New Payment Date.

5. Release and Waiver. For and in partial consideration of the severance benefits payments described in Section 4(d) above, Executive hereby releases, waives and forever discharges the Company, its parent, affiliates and subsidiaries, and all of its benefit plans, plan administrators, trustees, agents, subsidiaries, affiliates, employees, officers, directors, shareholders, successors and assigns (hereafter the “Releasees”) from any and all liability, actions, charges, causes of action, demands, damages, attorneys’ fees or claims for relief or remuneration of any kind whatsoever, whether known or unknown at this time, arising out of or in any way connected with Executive’s employment, or the termination of employment, with the Company. These include, but are not limited to, any claim (including related attorneys’ fees and costs) under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker’s Adjustment and Retraining Notification Act, the Equal Pay Act, the Corporate and Criminal Fraud Accountability Act of 2002 (Sarbanes-Oxley whistleblower provision), the North Carolina Equal Employment Practices Act, the North Carolina Persons With Disabilities Protection Act, the North Carolina Human Relations Commission Bias law, the North Carolina Hazardous Chemicals Right to Know Act and the North Carolina Retaliatory Employment Discrimination Act, all as amended, or any other federal, state or local law or ordinance, and any claim for benefits or other claims under the Employee Retirement Income Security Act of 1974, as amended (except as expressly provided below). This waiver, release and discharge also includes without limitation, any wrongful or unlawful discharge claims, discipline or retaliation claims, any claims relating to any contract of employment, whether express or implied, any claims related to promotions or demotions, any claims for or relating to relocation, compensation including commissions, short term or long term incentives, the Company’s Executive benefit plans and the management thereof (except as expressly provided below), any claims for defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, any claims based on stress to the extent permitted by law, any claims for breach of any covenant of good faith and fair dealing, and any other claims relating to the Executive’s employment with the Company and termination thereof. This Settlement Agreement does not apply to any claims or rights that may arise under the Age Discrimination in Employment Act after the date that this Settlement Agreement is signed; and provided further that nothing in this Settlement Agreement prevents Executive from filing, cooperating with or participating in any proceeding before the Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

Executive expressly waives all claims, including those that he does not know or suspect to exist in his favor as of the date of this Settlement Agreement. As used in this Settlement Agreement, the parties understand the word “claims” to include all actions, claims and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Releasees arising from Executive’s employment with the Company, the termination thereof or any other conduct by the Releasees occurring on or prior to the date Executive signs this Settlement Agreement. All such claims are forever barred by this Settlement Agreement whether they arise in contract or tort or under a statute or any other law.

Executive also understands and agrees that this release extinguishes all claims, whether known or unknown, foreseen or unforeseen, and expressly waives any rights or benefits under any law or judicial decision providing that, in substance, a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with a debtor. It is expressly understood and agreed by the parties that this Settlement Agreement is in full accord, satisfaction and discharge of any and all doubtful and/or disputed claims by Executive against the Releasees, and that this Settlement Agreement has been signed with the express intent of extinguishing all claims, obligations, actions or causes of action as herein described.

The Executive’s waiver of claims relating to or arising under the Employee Retirement Income Security Act of 1974, as amended, or the Company’s 401(k) Plan, shall not be construed as a waiver of the Executive’s right to Accrued Amounts and Rights as set forth in the Employment Agreement, to receive his vested benefits under such plan, if any, in accordance with the terms and provisions of such plan, or as a waiver of the Executive’s right to reimbursement for covered expenses under and in accordance with the terms and provisions of the Company’s health or dental insurance plans, to the extent such covered expenses were incurred during a period in which the Executive was eligible to participate and in fact was participating in such plans or to any amounts or benefits due under the Severance Agreement or the applicability of Sections 12, 13, 14 or 15 of the Employment Agreement.

6. Business Expenses. Executive acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him for services through the date hereof. The Company agrees that he will continued to be reimbursed for business expenses incurred through the Separation Date, subject to compliance with the Company’s expense reimbursement policies and procedures and to the advance written approval of any expenses.

7. Voluntary Agreement and Other Acknowledgments. Executive acknowledges that:

I have read this Settlement Agreement and I understand its legal and binding effect. I am knowingly and voluntarily executing this Settlement Agreement of my own free will.

The severance benefits under the Severance Agreement are in addition to and in excess of benefits to which I am otherwise entitled.

I have had the opportunity to seek, and the Company has expressly advised me to seek, legal counsel prior to signing this Settlement Agreement.

I have been offered at least 21 days from the date I received this form to consider the severance benefits being offered to me and the terms of this Settlement Agreement. I acknowledge and agree that any changes to this Settlement Agreement, whether material or immaterial, shall not restart the running of the 21-day period.

I understand that in signing this Settlement Agreement, I am releasing the Releasees from any and all claims I may have against them (except as expressly provided herein), including but not limited to claims under the Age Discrimination in Employment Act.

Revocation of Settlement Agreement. I understand that I can change my mind and revoke my signature on this Settlement Agreement within seven days after signing it by delivering notice of such revocation to the Chairman of the Compensation Committee of the Company. I understand that if I revoke this Settlement Agreement, I will not be entitled to any severance benefits under the Severance Agreement. I understand that, unless properly revoked by me during this seven-day period, the release and waiver in the first section above will become effective seven days after I sign the Settlement Agreement.

Complete Agreement. I acknowledge that no representation, promise or inducement has been made to me other than as set forth in this Settlement Agreement, and that I do not enter into this Settlement Agreement in reliance upon any representation, promise or inducement not set forth herein. This Settlement Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter and contains all of the terms and provisions of agreement between the Executive and the Company with respect to the subject matter hereof; provided, however, that the Employment Agreement, including the arbitration provision under Section 12 therein, and the Severance Agreement, remain in full force and effect except as provided herein. Any representation, promise or condition, whether written or oral, not specifically incorporated herein, shall be of no binding effect.

8. Governing Law. This Settlement Agreement shall be governed by the law of the State of North Carolina and any applicable Federal statutes.

9. Severability. In the event any provision of this Settlement Agreement shall be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portions shall remain in full force and effect. The unenforceability or invalidity of a provision of this Settlement Agreement in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction. If Executive’s release and waiver pursuant to Section 5 of this Settlement Agreement is found to be unenforceable, however, Executive agrees that he will either sign a valid release and waiver of claims in favor of the Company and the Releasees or promptly return the severance benefits received by Executive.

10. Binding Effect. This Settlement Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

11. No Admissions. This Settlement Agreement is not intended as, and shall not be construed, as an admission that the Company and Releasees or any of them have violated any federal, state or local law, ordinance or regulation, breached any contract, or committed any wrong whatsoever against Executive.

SIGNATURES ON FOLLOWING PAGE

TRIMERIS, INC.
/s/ Dani P. Bolognesi	December 20, 2006
Name: Dani P. Bolognesi	Date
Title: Chief Executive Officer
AGREED AND UNDERSTOOD:
EXECUTIVE:
/s/ Steven D. Skolsky	December 19, 2006
Name: Steven Skolsky	Date

SUPPLEMENTAL RELEASE

THIS SUPPLEMENTAL RELEASE (“Supplemental Release”) by STEVEN SKOLSKY (the “Executive” or “Mr. Skolsky”) is attached to and made a part thereof of that certain Settlement Agreement and Release between the Executive and Trimeris, Inc. (the “Company”) dated as of December     , 2006 (the “Settlement Agreement”).

1. Separation Date. Mr. Skolsky’s employment with the Company terminated effective with the close of business on January 15, 2007 (the “Separation Date”).

2. Release and Waiver. For and in further consideration of the severance benefits described in Section 4(d) of the Settlement Agreement, Executive hereby releases, waives and forever discharges the Company, its parent, affiliates and subsidiaries, and all of its benefit plans, plan administrators, trustees, agents, subsidiaries, affiliates, employees, officers, directors, shareholders, successors and assigns (hereafter the “Releasees”) from any and all liability, actions, charges, causes of action, demands, damages, attorneys’ fees or claims for relief or remuneration of any kind whatsoever, whether known or unknown at this time, arising out of or in any way connected with Executive’s employment, or the termination of employment, with the Company. These include, but are not limited to, any claim (including related attorneys’ fees and costs) under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker’s Adjustment and Retraining Notification Act, the Equal Pay Act, the Corporate and Criminal Fraud Accountability Act of 2002 (Sarbanes-Oxley whistleblower provision), the North Carolina Equal Employment Practices Act, the North Carolina Persons With Disabilities Protection Act, the North Carolina Human Relations Commission Bias law, the North Carolina Hazardous Chemicals Right to Know Act and the North Carolina Retaliatory Employment Discrimination Act, all as amended, or any other federal, state or local law or ordinance, and any claim for benefits or other claims under the Employee Retirement Income Security Act of 1974, as amended (except as expressly provided below). This waiver, release and discharge also includes without limitation, any wrongful or unlawful discharge claims, discipline or retaliation claims, any claims relating to any contract of employment, whether express or implied, any claims related to promotions or demotions, any claims for or relating to relocation, compensation including commissions, short term or long term incentives, the Company’s Executive benefit plans and the management thereof (except as expressly provided below), any claims for defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, any claims based on stress to the extent permitted by law, any claims for breach of any covenant of good faith and fair dealing, and any other claims relating to the Executive’s employment with the Company and termination thereof. This Supplemental Release does not apply to any claims or rights that may arise under the Age Discrimination in Employment Act after the date that this Supplemental Release is signed; and provided further that nothing in this Supplemental Release prevents Executive from filing, cooperating with or participating in any proceeding before the Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

Executive expressly waives all claims, including those that he does not know or suspect to exist in his favor as of the date of this Supplemental Release. As used in this Supplemental Release, the parties understand the word “claims” to include all actions, claims and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Releasees arising from Executive’s employment with the Company, the termination thereof or any other conduct by the Releasees occurring on or prior to the date Executive signs this Supplemental Release. All such claims are forever barred by this Supplemental Release whether they arise in contract or tort or under a statute or any other law.

Executive also understands and agrees that this release extinguishes all claims, whether known or unknown, foreseen or unforeseen, and expressly waives any rights or benefits under any law or judicial decision providing that, in substance, a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with a debtor. It is expressly understood and agreed by the parties that this Supplemental Release is in full accord, satisfaction and discharge of any and all doubtful and/or disputed claims by Executive against the Releasees, and that this Supplemental Release has been signed with the express intent of extinguishing all claims, obligations, actions or causes of action as herein described.

The Executive’s waiver of claims relating to or arising under the Employee Retirement Income Security Act of 1974, as amended, or the Company’s 401(k) Plan, shall not be construed as a waiver of the Executive’s right to any compensation or benefits referenced in the Settlement Agreement or the applicability of Sections 12, 13, 14 or 15 of the Employment Agreement.

3. Business Expenses and Final Compensation. Executive acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. Executive further acknowledges that he has received payment in full for all services rendered in conjunction with his employment by the Company, other than as provided herein or in the Settlement Agreement, and that no other compensation including, but not limited to, wages, bonuses, accrued unused vacation, commissions or severance is owed to him except as provided herein or in the Settlement Agreement.

4. Voluntary Agreement and Other Acknowledgments. Executive acknowledges that:

I have read this Supplemental Release and I understand its legal and binding effect. I am knowingly and voluntarily executing this Supplemental Release of my own free will.

The severance benefits under the Severance Agreement are in addition to and in excess of benefits to which I am otherwise entitled. I hereby provide this release of claims as of the current date and acknowledge that my execution of this Supplemental Release is in further consideration of the monetary consideration referenced in Section 4(d) of the Settlement Agreement, to which I acknowledge I would not be entitled if I did not sign this release of claims.

I have had the opportunity to seek, and the Company has expressly advised me to seek, legal counsel prior to signing this Supplemental Release.

I have been offered at least 21 days from the date I received this form to consider the severance benefits being offered to me and the terms of this Supplemental Release.

I understand that in signing this Supplemental Release, I am releasing the Releasees from any and all claims I may have against them (except as expressly provided herein), including but not limited to claims under the Age Discrimination in Employment Act.

Revocation of Supplemental Release. I understand that I can change my mind and revoke my signature on this Supplemental Release within seven days after signing it by delivering notice of such revocation to the Chairman of the Compensation Committee of the Company. I understand that if I revoke this Supplemental Release, I will not be entitled to any severance benefits under the Severance Agreement. I understand that, unless properly revoked by me during this seven-day period, the release and waiver in the first section above will become effective seven days after I sign the Supplemental Release.

Complete Agreement. I acknowledge that no representation, promise or inducement has been made to me other than as set forth in the Settlement Agreement and this Supplemental Release, and that I do not enter into this Supplemental Release in reliance upon any representation, promise or inducement not set forth herein. This Supplemental Release supersedes all prior negotiations and understandings of any kind with respect to the subject matter and contains all of the terms and provisions of agreement between the Executive and the Company with respect to the subject matter hereof; provided, however, that the Employment Agreement, including the arbitration provision under Section 12 therein, the Severance Agreement, and the Settlement Agreement remain in full force and effect except as provided herein. Any representation, promise or condition, whether written or oral, not specifically incorporated herein, shall be of no binding effect.

5. Governing Law. This Supplemental Release shall be governed by the law of the State of North Carolina and any applicable Federal statutes.

6. Severability. In the event any provision of this Supplemental Release shall be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portions shall remain in full force and effect. The unenforceability or invalidity of a provision of this Supplemental Release in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction. If Executive’s release and waiver pursuant to Section 2 of this Supplemental Release is found to be unenforceable, however, Executive agrees that he will either sign a valid release and waiver of claims in favor of the Company and the Releasees or promptly return the severance benefits received by Executive.

7. Binding Effect. This Supplemental Release is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

8. No Admissions. This Supplemental Release is not intended as, and shall not be construed, as an admission that the Company and Releasees or any of them have violated any federal, state or local law, ordinance or regulation, breached any contract, or committed any wrong whatsoever against Executive.

AGREED AND UNDERSTOOD:
EXECUTIVE:
/s/ Steven Skolsky
Name: Steven Skolsky	Date